                                                                     Exhibit 5.2





                                                                     May 2, 2001


To:  Huntsman International LLC
     500 Huntsman Way
     Salt Lake City
     UT 84108
     USA

     Tioxide Group
     Haverton Hill Road
     Billingham
     TS23 1PS


Dear Sirs,

       Huntsman International LLC, Eurofuels LLC, Eurostar Industries LLC,
             Huntsman EA Holdings LLC, Huntsman Ethleneamines Ltd.,
    Huntsman International Financial LLC, Huntsman International Fuels, L.P.,
      Huntsman Propylene Oxide Holdings LLC, Huntsman Propylene Oxide Ltd.,
                          Huntsman Texas Holdings, LLC,
                     Tioxide Americas Inc. and Tioxide Group
             Registration Statement on Form S-4 (File No. 333-58578,
                       333-58578-01 through 333-58578-11),
                            "Registration Statement"


1. We have acted as special English legal advisers for Huntsman International LLC (the "Company") and its subsidiary, Tioxide Group, a private company with unlimited liability incorporated under the laws of England and Wales ("Tioxide Group" or "Guarantor"), in connection with the indenture (the "Indenture") dated 13 March 2001 and made between Huntsman International LLC, each of the Guarantors named therein (including Tioxide Group) and Deutsche Bank AG London. We refer in particular to the guarantee (the "Guarantee") provided by the Guarantor, the terms of which are set out in the Indenture and in the form of the Guarantee, attached as Annex D to Appendix I, endorsed on the notes. The Indenture and the Guarantee are collectively referred to in this letter as the "Documents".

2. We have been asked to provide this opinion to you by Hunstman Corporation.

3. We have examined the Documents and we have relied upon the statements as to factual matters contained in or made pursuant to each of the Documents. We express no opinion as to any agreement, instrument or other document other than as and only to the extent specified in this letter. We have not been involved in the preparation or negotiation of the Indenture or the Guarantee and our role has been limited to the writing of this letter. We have not investigated whether any party to any of the Documents is or will be, by reason of the transactions contemplated by the Documents, in breach of any of their respective obligations under any agreement, instrument or document. Further, it should be understood that we have not been responsible for investigating or verifying the accuracy of any facts or the reasonableness of any statement of opinion or intention contained in or relevant to any Document.

4. This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law as at the date of this opinion. Accordingly, we express no opinion herein with regard to any other system of law. In particular, we express no opinion on European Union law as it affects any jurisdiction other than England. To the extent that the laws of any other jurisdiction may be relevant, including, without limitation, the federal laws of the United States of America or the laws of any State thereof, we express no opinion as to such laws, we have made no investigation thereof, and our opinion is subject to the effect of such laws.

5. The opinions given in this letter are given on the basis of the assumptions in paragraph 6 and is subject to the qualifications set out in paragraph 8. The opinion given in this letter are strictly limited to the matters stated in paragraph 7 and do not extend to any other matters.

Assumptions

6. In considering the Documents and for the purpose of rendering this opinion we have with your consent and without any further enquiry assumed:

     (a) the legal capacity of all natural persons;

     (b) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such latter documents;

     (c) that, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

     (d) that each of the statements contained in a certificate of a director of Tioxide Group dated April 18, 2001, attached as Appendix I, is true and correct as at the date hereof;

     (e) that each of the parties to the Documents has all corporate and other power and capacity to enter into and perform all of its obligations thereunder under all applicable laws (other than, in the case of the Tioxide Group, the laws of England);

     (f) (i) the due authorisation by all requisite action, corporate or other, and the due execution and delivery by each of the parties thereto of the Documents and the validity and binding effect of such authorisation, execution and delivery under all applicable laws (other than, in the case of Tioxide Group, the laws of England);

         (ii) that all consents, approvals, notices, filings, recordations, publications and registrations which are necessary under any applicable laws or regulations (other than, with respect to Tioxide Group, the laws of England, as to which we express our opinion in paragraph 7(d)) in order to permit the execution, delivery or performance of the relevant Document have been or will be duly made or obtained within the period permitted by such laws or regulations;

     (g) that the Documents have been unconditionally delivered by Tioxide Group and are not subject to any escrow or other similar arrangement;

     (h) that the Documents have been entered into for bona fide commercial reasons and on arm's length terms by each of the parties thereto;

     (i) no fraud, coercion, undue influence or duress exists or was exerted resulting in the entry into of the Documents, such as to render any or all of them void or voidable;

     (j) that the representations and warranties given by each party contained in the Documents are and continue to be true, correct, accurate and complete;

     (k) that the terms of the Documents are observed and performed by the parties thereto and that all conditions as to the effectiveness of the Documents and the obligations of the parties to the Documents have been satisfied or waived in accordance with the terms thereof;

     (l) that the execution, delivery and performance of each of the Documents by Tioxide Group was a proper and bona fide exercise of its directors' powers and will materially benefit Tioxide Group and be in its best interests;

     (m) that the information revealed by our oral enquiry on May 1, 2001 in connection with the public file relating to Tioxide Group kept at the Companies Registration Office in London referred to in paragraph 7(a)(i) below and our oral enquiry yesterday of the Central Registry of Winding up Petitions referred to in paragraph 7(a)(ii) below was accurate in all respects and has not since the time of such search or enquiry been altered;

     (n) that each of the Indenture and the Guarantee have the same meaning and effect as it would have if it were governed by English Law;

     (o) that no party to any of the Documents would be entitled to claim the benefit of any statute or rule of law which affords sovereign entities immunity from prosecution or immunity from enforcement of a court judgment or an arbitration award;

     (p) that the Documents or any transaction contemplated thereby does not include any financing or refinancing of an acquisition of shares in contravention of section 151 of the Companies Act 1985; and

     (q) that as at May 1, 2001, the giving of the Guarantee did not cause the Guarantor to be in default under the borrowing powers of the Guarantor's Memorandum and Articles of Association.

Opinion

7. On the basis of the assumptions set out above and subject to the qualifications set forth below and any matters not disclosed to us and having regard to such considerations of English law in force applying as at the date of this opinion as we consider relevant, we are of the opinion that:

     (a) Tioxide Group has been duly incorporated in Great Britain and registered in England and Wales and:

(i) our oral enquiry on May 1, 2001 in connection with the public file relating to Tioxide Group kept at the Companies Registration Office in London revealed no order or resolution for the winding up of Tioxide Group and no notice of appointment in respect of Tioxide Group of a liquidator, receiver, administrative receiver or administrator;

(ii) the Central Registry of Winding up Petitions has confirmed in response to our oral enquiry made on May 1, 2001 that no petition for the winding up of Tioxide Group has been presented within the period of six months covered by such enquiry; and

     (b) the execution of each of the Documents has been duly authorized by all necessary corporate action on the part of Tioxide Group and each of the Documents has been duly executed by Tioxide Group which execution does not and will not result in any violation by Tioxide Group of any term of its Memorandum or Articles of Association or of any law or regulation having the force of law in England and applicable to English Companies generally;

     (c) the choice of the laws of the State of New York as the governing law of the Documents will be recognized and given effect by the courts in England;

     (d) there are no consents, approvals, authorisations or orders required to be obtained by Tioxide Group under the laws of England from any governmental or other regulatory agencies in England in connection with the execution, delivery and performance of the Documents by Tioxide Group, except that no opinion is rendered as to such consents, approvals, authorisations or orders which may be necessary by virtue of the specific business in which Tioxide Group may be engaged;


Qualifications

8. The opinions set forth above are also subject to the following qualifications:

     (a) the search at the Companies Registration Office referred to in paragraph 7(a)(ii) above is not conclusively capable of revealing whether or not:

(i) a winding up order has been made or a resolution passed for the winding up of a company; or
(ii) an administration order has been made; or
(iii)a receiver, administrative receiver, administrator or liquidator has been appointed,

     as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public file of the relevant company immediately. In addition, that search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

     (b) the enquiry at the Central Registry of Winding up Petitions referred to in paragraph 7(a)(i) above relates only to a compulsory winding up and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made;

     (c) this opinion is subject to and enforcement may be limited by all applicable laws relating to bankruptcy, insolvency, administration, liquidation, fraudulent conveyance, reorganisation, moratorium and other laws of general application relating to or affecting the rights of creditors;

     (d) we express no opinion as to the enforceability under English law of any rights or obligations of any party under the Documents, including without limitation, Tioxide Group

     (e) a certificate, determination, notification, minute or opinion might be held by the English courts not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or not to have been reached in good faith or in the event of manifest error, despite any provision in any document to the contrary

     (f) there is some possibility that an English court would hold that a judgment on an agreement, whether given by an English court or elsewhere, would supersede such agreement to all intents and purposes so that the obligations set forth therein would not be held to survive such a judgment;

     (g) a judgment rendered by a court other than in England and Wales (a "Foreign Court") has no direct operation in England but may be enforceable by action, counter-claim or registration (where available) or be recognised by the English courts as a defence to an action or as conclusive of an issue in an action. A judgment rendered by a Foreign Court would not be recognised or enforced by the English courts


          (i) unless the Foreign Court was duly invested with jurisdiction under all applicable laws and had jurisdiction under English conflict of laws rules; or

          (ii) unless the judgment was final and conclusive under the law of the Foreign Court which rendered it (in this respect a judgment may be final and conclusive even though it is subject to an appeal and even though an appeal against it is actually pending in the foreign country where it was given. However, in such circumstances the English court is likely only to enforce it subject to conditions preserving the interests of the party appealing); or

          (iii) unless the judgment is for a debt or a definite sum of money (not being of a revenue or penal nature); or

          (iv) if the matter had previously been determined by an English court; or

          (v) if such judgment was obtained by fraud or in proceedings that offended English concepts of natural justice; or

          (vi) if the recognition or enforcement thereof were contrary to public policy or to section 5 of the Protection of Trading Interests Act 1980; or

          (vii) if the recognition or enforcement thereof would involve the enforcement of foreign revenue or penal or other public laws; or

          (viii) if the recognition or enforcement thereof were contrary to the Administration of Justice Act 1920 or the Foreign Judgments (Reciprocal Enforcement) Act 1933 or the Civil Jurisdiction and

          Judgments Act 1982 or subordinate legislation made thereunder, to the extent applicable;

          (ix) if the party seeking enforcement (being a party who is not ordinarily resident in some part of the United Kingdom or resident in a member state of the European Union) does not provide security for costs, if ordered to do so by the English court;

     (h) we express no opinion on any submission by the parties to the Documents to the jurisdiction of the courts of a jurisdiction other than England and Wales contained in the Documents, nor do we express any opinion on any provision of the Documents ousting the jurisdiction of any court of a jurisdiction other than England and Wales;

     (i) we express no opinion as to the enforceability of any benefit or obligation which any agreement may purport to establish in favour of any person who is not party to such agreement;

     (j) we express no opinion as to the effectiveness of any provision which purports to secure the benefit of funds held by one party exclusively for the benefit of other persons in the absence of segregation and security arrangements;

     (k) the effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law;

     (l) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Documents with any laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of any party to the Documents;

     (m) the guarantee given by the Guarantor in the Guarantee contains various express provisions intended to prevent the liabilities of the Guarantor under its guarantee being exonerated, discharged, reduced or extinguished by reason of the occurrence of events or conduct or action of any of the parties. The English courts construe guarantees strictly and the ability to rely on the protective language contained in the guarantee will need to be considered specifically in the context of each particular situation;

     (n) we draw your attention to the fact that where a person who is not a party to a contract (a "Third Party") has a right under the Contracts (Rights of Third Parties) Act 1999 to enforce a term of the contract in his own right, in certain circumstances the parties to the contract may not, by agreement, rescind the contract, or vary it in such a way as to extinguish or alter the entitlement of the Third Party under that right, without his consent.



9. We express no opinion on the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Offering Memoranda dated April 24, 2001 and March 13, 2001 or Registration Statement dated April 9, 2001, or on whether any material facts have been omitted from it.

Benefit of opinion

11. This opinion is addressed to you solely for your benefit in connection with the entry into of the Documents. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express prior written consent.

                           Yours faithfully,



                           /S/ Skadden, Arps, Slate, Meagher & Flom LLP

                                  APPENDIX I

                                                                      APPENDIX I

                             CERTIFICATE OF OFFICER
                             ----------------------
                                       OF
                                       --
                                 TIOXIDE GROUP
                                 -------------

          I, J. Kimo Esplin, an officer of Tioxide Group, registered number 249759 (the "Guarantor"), do hereby certify for and on behalf of the Guarantor that:

          1. Attached hereto as Annex A is a full, true and correct copy of the
                                -------
     Articles of Association of the Guarantor as in force on the date hereof (the "Articles"); as of the date hereof no amendment or other document relating to or affecting the Articles has been adopted and no action has been taken by the Guarantor or its stockholders, directors or officers, in contemplation of the filing of any amendment or other document relating to the Articles or in contemplation of the liquidation or dissolution of the Guarantor.

          2. Attached hereto as Annex B is a full, true and correct copy of the
                                -------
     Memorandum of Association of the Guarantor as in full force and effect on the date hereof (the "Memorandum").

          3. Attached hereto as Annex C are full, true and correct copies of
                                -------
     resolutions duly passed by the Board of Directors of the Guarantor on 13th March, 2001. Such resolutions have not been amended, modified, rescinded or revoked and are the only resolutions adopted by the Board of Directors of the Guarantor or any committee thereof relating to (i) the execution and delivery by the Guarantor of a guarantee of the obligations of the Issuer under the (Euro)200,000,000 10 1/8% Senior Subordinated Notes due 2009 of Huntsman International LLC (the "Company") and the other aspects of the financing contemplated thereby (the "Guarantee"), and (ii) the execution and delivery of the Indenture dated as of March 13, 2001 (the "Indenture"), by and among the Company, the Guarantor, the other guarantors named therein (the "Other Guarantors") and The Bank of New York, as trustee (the "Trustee"). Each of the Directors of the Company having any interest in the same has duly declared his interest therein and was entitled to vote on and enter into such resolution. The Company has not breached and is not in breach of, and following completion of the transactions described above, will not as a consequence thereof be in breach of any provision of the Memorandum or the Articles or any other obligation of the Company.

     4. Attached hereto as Annex D is a true and correct copy of the executed
                           -------
Guarantee which is substantially as set forth in the Indenture as executed and is in substantially the form approved by, or pursuant to authority duly delegated by, the Guarantor's Board of Directors.

     5. The Indenture, as executed and delivered by the Company, the Guarantor, the Other Guarantors and the Trustee, is in substantially the form approved by, or pursuant to authority duly delegated by, the Guarantor's Board of Directors.

     6. Each person who, as a director of the Guarantor signed, by facsimile or otherwise, the Indenture, the Guarantee or any other document delivered prior hereto or on the date hereof in connection with the execution and delivery of the Indenture and the issuance, sale and guarantee of the Notes to the Initial Purchasers was duly elected or appointed, as the case may be, qualified and acting as such director or officer of the Guarantor at the respective times of such execution and delivery or issuance and sale, as the case may be, and the signatures of such persons appearing on such documents are their genuine signatures.

     7. The Company is not unable and has not been deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986. Further, no order has been made or resolution passed for the compulsory or voluntary winding up of the Company and, to the best of my knowledge and belief having made all reasonable enquiry, (a) no petition has been presented for the compulsory or voluntary winding up of the Company or the making of an administration order in respect of the Company and (b) no liquidation, receiver, administrator or administrative receiver has been appointed in respect of the Company or any part of its undertaking or assets.

        IN WITNESS WHEREOF, I have hereunto signed my name this 18th day of April, 2001.


                                        By: /s/ J. Kimo Esplin
                                            -----------------------
                                            Name:  J. Kimo Esplin
                                            Title: Director

                                    ANNEX A

                           THE COMPANIES ACT OF 1985

             ------------------------------------------------------

                  AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

             ------------------------------------------------------

                            ARTICLES OF ASSOCIATION

                                       of

                                 TIOXIDE GROUP

               -------------------------------------------------

                                  PRELIMINARY

1.(a) The Regulations contained in Table A in the Schedule to the Companies
      (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) (such Table being hereinafter called Table A) shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the articles of association of the Company.

(b) In these Articles the expression the Act means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2. In these Articles, unless the context otherwise requires:

business day means any day (excluding a Saturday or a Sunday) on which banks are open in London and New York for the transaction of normal banking business;

Ordinary Divided means, in respect of each financial year, the Gross Dividend minus the aggregate Preference Divided payable in respect of such financial year in accordance with the provisions of Article 4;

Aggregate Class A Interest shall be calculated as follows:

                              9
Aggregate Class A Interest = --- x Ordinary Dividend
                             909

Aggregate Ordinary Share Interest shall be calculated as follows:

                                    900
Aggregate Ordinary Share Interest = --- x Ordinary Dividend
                                    909

                                  SHARE CAPITAL

3. The capital of the Company is (Euro)310,000,000, divided into 100 ordinary shares of (Euro)1 each (Ordinary Shares), 900 Class A Ordinary Shares of (Euro)1 each (Class A Shares) and 309,999,000 preference shares of (Euro)1 each (Preferences Shares). The special rights and restrictions attaching to these shares are as set out in Articles 4, 5, 6, 7, 8 and 9.

Income

4. The profits which the Company may determine to distribute by way of dividend in respect of each financial year of the Company (the Gross Dividend) shall be applied:

(a) first, in paying to the holders of the Preference Shares as a dividend on the Preference Shares, a fixed cumulative preferential dividend (the Preference Dividend) at the rate of seven (7) per cent per annum (exclusive of any associated tax credit) of the nominal value of each Preference Share held by them. The Preference Dividend shall accrue on a daily basis and shall be payable annually in arrear on 30 June (or if such date is not a business day on the next following business day) in each year in respect of the year ending on that date. The first such payment shall be made on 30 June 2000 in respect of the period from the date of issue of the Preference Share(s) concerned until 30 June 2000. The Preference Dividend shall be paid to the holders of the Preference Shares whose names appear on the register at 12:00 noon 2 business days before the relevant dividend payment date;

(b) second, in paying a dividend on the Ordinary Shares and Class A Shares. The dividend shall be applied as between the Class A Shareholders and the Ordinary Shareholders in the following manner.

         (i) the Company shall first calculate the Aggregate Class A Interest and Aggregate Ordinary Share Interest;

         (ii) the Aggregate Class A Interest shall then be divided amongst the holders of Class A Shares pro rata in accordance with the aggregate nominal value of the Class A Shares held by them with any fractions of a dividend being rounded down to the nearest penny; and

--------------------------------------------------------------------------------

1 By written resolution dated 29 June 1999 the authorised capital of the Company was increased to (Euro)373,000,000 by the creation of 63,000,000 additional preference shares of (Euro)1 each.

         (iii) the Aggregate Ordinary Share Interest shall then be divided amongst the holders of Ordinary Shares pro rata in accordance with the aggregate nominal value of the Ordinary Shares held by them with any fractions of a dividend being rounded down to the nearest penny; and

(c) any fractions of a dividend remaining shall be retained by the Directors and applied for the benefit of the Company.

Capital

5. On a distribution of assets of the Company among its members on a winding up or other return of capital, the assets of the Company available for distribution amongst its members in accordance with the Act shall be applied as follows:

(a) first in paying to the holders of Preference Shares, an amount equal to the aggregate of the capital paid up or credited as paid up on each Preference Share and a sum equal to any arrears and accruals of the Preference Dividend (whether earned or declared or not) payable on such share calculated up to and including the date of the commencement of the winding up or (in any other case) the date of the return of capital and the Preference Shares shall have no further rights of participation in the assets of the Company;

(b) secondly in paying pari passu to the holders of the Class A Shares and the Ordinary Shares pro rata the par value of their respective holdings of Class A Shares and Ordinary Shares and the Class A Shares shall have no further rights of participation in the assets of the Company; and

(c) thirdly, in distributing any balance of such assets amongst the holders of the Ordinary Shares.

Voting

6. The holders of Preference Shares shall be entitled to receive notice of and to attend any general meeting of the Company but shall not have the right to speak or vote in respect of their holdings of Preference Shares, subject to the following exceptions:

6.1 if at the date of the meeting any part of any Preference Dividend is for whatever reason in arrears for more than six months the holders of the Preference Shares shall be entitled to attend, speak and vote on any resolution at such meeting or any adjournment of it; or

6.2 if it is proposed at the meeting to consider any resolution approving the winding up of the Company, the holders of the Preference Shares shall be entitled to attend such a meeting and to speak and vote only on such resolution or any motion for adjournment of the meeting before such resolution is voted on.

7. If entitled to vote at a general meeting of the Company, every holder of Preference Shares present in person or by proxy (or, being a corporation, by a duly authorised representative) shall have one vote for every Preference Share held by him.

8. The Class A Shares shall not carry the right to receive notice of or to attend or vote at general meetings.

Variation of Rights

9. Subject to the provisions of the Act, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed as a separate general meeting of the holders of the shares of the class (but not otherwise). Such general meeting shall be conducted in accordance with the provisions of these Articles governing the conduct of general meetings.

                              ALLOTMENT OF SHARES

10.(a) Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the directors who may (subject to Section 80 of the Act and to paragraphs (b) and (c) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

(b) The directors are generally and unconditionally authorised, for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation of the Company and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by ordinary resolution of the Company in general meeting.

(c) In accordance with Section 91(1) of the Act, the pre-emption provisions in Section 89(1) and the provisions of sub-sections 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

(d)     Regulation 3 in Table A shall not apply to the Company.

                                    SHARES

11. The lien conferred by Regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.

12. The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

13.     Regulation 24 and 25 in Table A shall not apply to the Company.

14.(a)  The Company may by special resolution:

        (i) increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

        (ii) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

        (iii) subdivide its shares, or any of them, into shares of a smaller amount than its existing shares;

        (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

        (v) reduce its share capital and any share premium account in any way (including, without limitation, by the purchase by the Company of its shares or any of them).

(b) Subject to the provisions of the Act, the Company may enter into any contract for the purchase of all or any of its shares of any class (including any redeemable shares) and any contract under which it may, subject to any conditions, become entitled or obliged to purchase all or any of such shares and may make payments in respect of the redemption or purchase of such shares otherwise than out o distributable profits or the proceeds of a fresh issue of shares. Every contract entered into pursuant to this

        Article shall be authorised by such resolution of the Company as may for the time being be required by law, but subject thereto the directors shall have full power to determine or approve the terms of any such contract. Neither the Company nor the directors shall be required to select the shares in question rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Subject to the provisions of the Act, the Company may agree to the variation of any contract entered into pursuant to this article and to the release of any of its rights or obligations under any such contract. Norwithstanding anything to the contrary contained in the Articles, the rights attaching to any class of shares shall not be deemed to be varied by anything done by the Company pursuant to this Article. Regulations 32, 34 and 35 in Table A shall not apply to the Company.

                       GENERAL MEETINGS AND RESOLUTIONS

15(a) Every notice convening a general meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive need not be sent to the directors or the auditors for the time being of the Company (unless the law otherwise provides), and Regulation 38 of Table A shall be modified accordingly.

(b) Regulation 38 of Table A shall be further modified by the deletion in the first sentence of the words "or a resolution appointing a person a director" and by the deletion in the second sentence of the words "at least fourteen clear days notice" and substitution therefore of the words "at least seven clear days' notice".

16. The second sentence of Regulation 40 of table A shall be deleted and replaced by the following: "One person entitled to vote upon the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum".

17.(a) If a quorum is not present within half n hour from the time appointed for a general meeting, the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

(b)     Regulation 41 in Table A shall not apply to the Company.

18. A poll may be demanded by the chairman of by any member present in person or by proxy and entitled to vote and Regulation 46 of Table A shall be modified accordingly.

19. Regulation 53 of Table A shall be modified by the addition at its end of the following sentence: "If such a resolution in writing is described as a special resolution or as an extraordinary resolution or as an elective resolution, it shall have effect accordingly."

                               VOTES OF MEMBERS

20. An instrument appointing a proxy shall be writing, executed by or on behalf of the appointor and in any common form or in such other form as the directors may approve. It shall be deemed to confer authority to vote on any amendment of a resolution, put to the meeting, for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. Regulations 60 and 61 of table A shall not apply to the Company.

21.   Regulation 62 of Table A shall be modified by the deletion in paragraph
(a) of the words "deposited at" and by the substitution for them of the words "left at or sent by post or by facsimile transmission to", by the substitution in paragraph (a) of the words "one hour" in place of "48 hours", by the deletion in paragraph (b) of the word "deposited" and by the substitution for it of the words "left at or sent by post or by facsimile transmission" and by the substitution in paragraph (b) of the words "one hour" in place of "24 hours".

                           APPOINTMENT OF DIRECTORS

22.(a) Regulation 64 in table A shall not apply to the Company an Regulation 65 in table A shall be modified by the deletion of the words "approved by resolution of the directors and willing to set".

(b) The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution in general meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whensoever the minimum number of the directors shall be one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and Regulation 89 in Table A shall be modified accordingly.

(c) An alternate director shall cease to be alternate director if his appointor ceases for any reason to be a director. Regulation 67 of Table A shall not apply to the Company.

        (d) The directors may delegate any of their powers to committees consisting of such person or persons (whether directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly.

        (e) The directors shall not be required to retire by rotation and Regulations 75 to 80 (inclusive) and the last sentence of Regulation 84 of Table A shall not apply to the Company.

        (f) No person shall be appointed a director at any general meeting unless either;

               (i) he is recommended by the directors; or

              (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

        (g) Subject to paragraph (f) above, the Company may by ordinary resolution in general meeting appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

        (h) The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number of determined in accordance with paragraph (b) above as the maximum number of directors.

        (i) A member or members holding a majority of the shares for the time being carrying the right to vote at a general meeting of the Company shall have power from time to time and at any time to appoint any person or persons as director or directors either as an additional director or to fill any vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same, or in the case of a member being a company, signed by one of its directors on its behalf, and shall take effect upon lodgment at the registered office of the Company.

        (j) Subject to (i) above, no director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained any particular age.

                                BORROWING POWERS

23. The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to
Section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                              ALTERNATE DIRECTORS

24.(a) An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may be notice in writing to the Company from time to time direct, and the first sentence of Regulation 66 in Table A shall be modified accordingly.

(b) A director, or any such other person as is mentioned in Regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled as any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

                            GRATUITIES AND PENSIONS

25.(a) The directors may exercise the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director who holds or has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or with a predecessor in business of the company or of any such body corporate and may contribute to any fund and pay premiums for the purchase or provision of any such benefit. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

(b)    Regulation 87 in Table A shall not apply to the Company.

                            PROCEEDINGS OF DIRECTORS

26.(a) A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

(b) Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

(c) Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of video and/or telephone conference or similar form of communication equipment provided that all persons participating in a meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Act, all business transacted in such manner by the directors or a committee of the directors shall for the purposes of the Articles be deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors notwithstanding that fewer than two directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

(d) If and for so long as there is a sole director, he may exercise all the powers conferred on the directors by the Articles by resolution in writing signed by him and Regulations 88, 89, 91 and 93 of Table A shall not apply.

                                    THE SEAL

27.(a) If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or a second director. The obligation under Regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

(b) The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

                                    NOTICES

28.(a) Regulation 112 of Table A shall be modified by the deletion of the last sentence and the substitution therefor of the following: "Any member whose registered addressed is not within the United Kingdom shall be entitled to have notices given to him at that address."

(b) Regulation 116 of Table A shall be modified by the deletion of the words "within the United Kingdom".

                                   INDEMNITY

29.(a) Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under Section 744 or
        Section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

(b) The directors shall have power to purchase and maintain for any director, officer or auditor of the Company, insurance against any such liability as is referred to in Section 310(1) of the Act.

(c)     Regulation 188 in Table A shall not apply to the Company.

                                    ANNEX B

                                                                         ANNEX 2

                            THE COMPANIES ACT 1985

            ------------------------------------------------------

                  AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

            ------------------------------------------------------

                           MEMORANDUM OF ASSOCIATION

                                      of

                                 TIOXIDE GROUP

                   (Adopted upon the re-registration of the
                      Company as an unlimited company on
                                 29 June 1999)

            ------------------------------------------------------

1.  The name of the Company is "Tioxide Group"/1/.

2.  The Registered office of the Company will be situated in England and Wales.

3. Subject to clause 4 below, the objects for which the Company is established are:

(A) In any part of the world to do all or any of the following things:

     (1) To promote the production and use of titanium, zinc, lead and other metals or their compounds, derivatives or alloys and in particular titanium pigments, composite pigments and all other pigments.

     (2) To carry on all kinds of research work incident or relating to the production and use of titanium, zinc, lead and other metals and their alloys and compounds and prepare for market all such articles.

--------------------------------------------------------------------------------

/1/ (a) The Company's name was changed to British Tiear Limited on 1st January
        1971.

    (b) The Company's name was changed to Tioxide Group Limited on 29th December 1975.

    (c) The Company's name became Tioxide Group PLC upon having re-registered at a public limited company on 19th October 1981.

    (d) The Company's name became Tioxide Group Limited upon it having re-registered as a private limited company on 14th October 1991.

    (e) The Company's name became Tioxide Group upon it having re-registered at an unlimited company on 29 June 1999.

                and things, and generally to carry on all kinds of metallurgical operations.

            (3) To carry on the business of manufacturing chemists and of manufacturers, producers of and dealers in sulphuric and other acids, alkalis and chemicals and chemical substances of every description.

            (4) To explore, erect, exercise, develop, finance and turn to account all kinds of processes for the production of titanium, zinc, lead and other metals and their compounds and alloys and all kinds of plant and machinery for the production of the same and for any such purpose to buy or otherwise acquire buildings, plant, machinery, appliances and tools.

            (5) To search for, prospect, examine and explore mines and ground in any part of the world and to obtain information in regard to mines, mining claims, mining districts and localities; to acquire, take on lease or concession or otherwise to acquire any interest therein, and to hold, sell, dispose of and deal with any property supposed to contain titanium, zinc, lead or other metals or minerals and undertakings connected therewith.

            (6) To carry on the business of roasters, smelters, refiners, rollers, galvanisers, and manufacturers of and dealers in titanium, zinc, lead, and other metals and all by-products thereof.

            (7) To institute, enter into, carry on, assist or participate in such mining, metallurgical, manufacturing, agricultural, commercial, industrial and other operations, trades businesses and undertakings, as may seem to the Company capable of being conveniently carried on in connection with any of the objects of the Company or which may be calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

      (B) To acquire by purchase, exchange, subscription or otherwise, howsoever, and to hold or dispose of the whole or any portion of the share or loan capital or the assets or undertaking of any company, association, firm or person for the time being engaged, concerned, or interested in any of the trades or businesses which this Company is authorised to carry on and to subsidise or assist in any manner any such company as aforesaid and to make and do or assist in making or doing such arrangements and things as may be considered desirable with a view to the extension or the economical or profitable conduct of the business of any such company or calculated to promoted the success thereof and generally to exercise the rights, enjoy the privileges, and fulfil the obligations as holders of shares or loan capital in any such company.

(C) To purchase, acquire, rent, build, construct, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control in any part of the world works and convenience of all kinds, including therein roads, ways, railways, tramways, carrying or transport undertakings, by land, water, or air, stations, aerodromes, docks, harbors, piers, wharves, canals, reserviors, water rights, waterworks, watercourses, bridges, flumes, irrigations, embankments, hydraulic works, drainage, iron, steel ordance, engineering and improvement works, gasworks, electrical works, telegraphs, telephones, cables, timber rights, saw-mills, paper and pulp mills, crushing mills, smelting works, quarters, collieries, coke ovens, foundries, furnances, factories, warehouses, hotels, viaducts, aqueducts, markets, exchanges, mints, ships, lighters, postal services, newspapers and other publications, breweries, stores shops, churches, chapels, public and private buildings, residences, places of amusement, recreation or instruction, or any other works, whether for the purposes of the Company or for sale or hire to or in return for any consideration from any other company or persons and to contribute to or assist in the carrying out or establishment, construction, maintenance, improvement, management, working, control or superintendence thereof respectively, provided that no telegraph, telephone and postal business shall be carried on in the United Kingdom without the licence of the British Government.

(D) To manufacture, produce and deal in all kinds of articles and things required for the purposes of or produced by any such business as aforesaid or commonly dealt in by persons engaged in any such business, and all substitutes for any of the articles and things above mentioned.

(E) To subscribe for, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with the shares, stocks, securities and evidences of indebtedness or the right to participate in profits or other similar documents issued by any government, authority, corporation or body, or by any company, association or body of persons, and any options or rights in respect thereof, and to buy and sell foreign exchange.

(F) To co-ordinate, finance and manage all or any part of the operations of any company which is a subsidiary company of or otherwise under the control of the Company and generally to carry on the business of a holding company.

(G) To purchase or otherwise acquire for any estate or interest, any property, assets, or any concessions, licences, grants, patents, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient, and to make experiments and tests and to carry on all kinds of research work.

(H) To raise or borrow money and to receive deposits in such manner as the board of directors thinks fit.

(I) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(J) To mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or future), including its uncalled capital, for its own obligations or the obligations of any company which is a direct or indirect subsidiary or affiliate of Huntsman ICI Chemicals LLC on such terms and conditions as the board of such terms and conditions as the board of directors thinks fit.

(K) To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal in bills of exchange, promissory notes, and other negotiable or transferable instruments.

(L) To amalgsmate or enter into partnership or any joint purse or profit-sharing arrangement with, and to co-operate in any may with or assist or subsidise any company, firm or person.

(M) To promote or concur in the promotion of any company, the promotion of which shall be considered desirable.

(N) To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indeminities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of Huntsman ICI Chemicals LLC or those of any company which is a direct or indirect subsidiary or affiliate of Huntsman ICI Chemicals LLC and on such terms and conditions as the board of directors thinks fit.

(O) To the extent permitted by law, to give financial assistance for the purpose of the acquisition of shares of the Company or any company which is a holding company thereof or for the purpose of reducting or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of gift, loan, guarantee, indemnity, the provision of security or otherwise.

(P) To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company, whether fully or partly paid up.

(Q)   To undertake and transact all kinds of trust and agency business.

(R) To establish competitions, and to offer and grant prizes, rewards and premiums, and to provide for and furnish or secure to any Members or customers of the Company, or to the holders of any coupons or tickets issued by or for the Company, any chanels, conveniences, advantages, benefits or special privileges which may seem expedient and either gratuitously or otherwise and generally to adopt such means of making known, the products of the Company and pushing the sale thereof as may seem expedient.

(S) To take all necessary or proper steps in Parliament or with the authorities, national, local municipal or otherwise, of any place in which the Company may have interests, and to carry on any negotiations or operations for the purpose of directly or indirectly carrying out the objects of the Company of effecting any modification in the constitution of the Company or furthering the interest of its Members, and to oppose any such steps taken by any other company, firm or person which may be considered likely directly or indirectly to prejudice the interests of the Company or its Members.

(T) To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(U) To subscribe or guarantee money for any notional, chartiable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely, directly or indirectly, to further the objects of the Company or the interest of its Members, employee or their dependents.

(V) To grant pensions or gratuities to any employees or ex-employees of the Company or of any company in which the Company may be interested or their predecessors in business, or the relations, connections or dependants of any such persons, and to establish or support associations, institutions, clubs, funds and trusts, or to make donations and gifts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to establish and contribute to any scheme for the purchase by trustees of shares or securities of the Company or any such other company as aforesaid to be held for the benefit of the Company's employees and to lend money to the Company's employees to enable them to purchase houses or shares or securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(W) To distribute among the Members of the Company in specie any property of the Company.

(X) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(Y) To do all such other things as may be considered to be incidental or conductive to the above objects or any of them.

4. And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clauses (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company. However, with the exception of paragraphs (P), (J) and (N), the Company shall only the permitted to undertake any of the objects and matters referred to in clause 3 to the extent the same is incidental to the attainment of all or any of the objects stated in paragraphs (F), (J) and (N).

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS                 Number of
                                                                 Shares taken by
                                                                 each Subscriber
--------------------------------------------------------------------------------
FRANK A CREW, 95 Gresham Street, London EC2                      One
Incorporated Accountant

F MORRELL GILDER, 95 Gresham Street, London EC2                  One
Chartered Secretary
--------------------------------------------------------------------------------
                        Dated the 21st day of July, 1930
--------------------------------------------------------------------------------
Witness to the above Signatures:

             H HILLIARD ATTERIDGE
             2 Bond Court, Walbrook, London EC4
             Solicitor

                                 TIOXIDE GROUP

WRITTEN MEMBERS' RESOLUTION

In accordance with section 381A of the Companies Act 1985. WE, being all the members of the Company who at the date of these resolutions would be entitled to attend and vote at a general meeting of the Company. AGREE that the following resolution shall have effect as it passed by the Company in general meeting and accordingly WE RESOLVE:

SPECIAL RESOLUTION

THAT the final seven articles of the Company's articles of association, which are currently incorrectly numbered as being articles 16-32, be renumbered as articles 23-29 and the amended articles of association annexed to this resolution be adopted as the new articles of association of the Company.

/s Samuel D. Scruggs                         /s/ GI Services Limited
--------------------------------             --------------------------------
Duly authorised to sign                      Duly authorised to sign
for and on behalf of                         for and on behalf of
Huntsman ICI Chemical LLC                    GI Services Limited

Date: 12th August 1999                       Date: 10th August 1999

Note

A copy of this resolution was sent to the Company's auditors, Deloitte & Touche on 9th August 1999 pursuant to (s) 381B Companies Act 1985.

                            The Companies Act 1985

                    Written Resolution of the Shareholders

                                      of

                                 TIOXIDE GROUP

We being all the members of the Company entitled attend and vote at a general meeting of the Company hereby resolve pursuant to section 381A of the Companies Act 1995 that the following resolutions of the Company shall be as valid and effectual as if passed as ordinary resolutions at a general meeting of the Company duly convened and held:

                                  Resolutions

1. That the authorised share capital of the Company be increased from (Pounds)449,476,900 to 478,476,900 pounds ((Pounds)478,476,900) by the creation of 29,000,000 additional Preference Shares of one pound (Pound1) each.

2. That, pursuant to section 80 of the Companies Act 1985, the directors be and they are hereby authorised generally and unconditionally to allot relevant securities (as defined in section 80 of the Companies Act 1985) up to an aggregate nominal amount of 29,000,000 pounds ((Pounds)29,000,000 provided that this authority, unless renewed, shall expire on the date five years from the date on which this resolution is passed save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot the relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

/s/ L. Russell Healy                                 /s/ L. Russell Healy
----------------------------                        ----------------------------
Huntsman ICI Chemicals LLC                          Huntsman Texas Holdings LLC

Date: 28th March, 2001                              Date: 28th March, 2001

Note: A copy of this resolution was sent to the auditors of the Company on 30th March, 2001 in accordance with section 381B of the Companies Act 1985

Number 249759

                            The Companies Act 1988

                    Written Resolution of the Shareholders

                                      of

                                 TIOXIDE GROUP

We being all the members of the Company entitled to attend and vote at a general meeting of the Company hereby resolve pursuant to section 381A of the Companies Act 1985 that the following resolutions of the Company shall be as valid and effectual as if passed as ordinary resolutions at a general meeting of the Company duly convened and held:

                                  Resolutions

1. That the authorised share capital of the Company be increased from (Pound)423,607,100 to 449,477,900 pounds ((Pound)449,447,900) by the creation of 25,870,800 additional Preference Shares of one pound (Pound1) each.

2. That, pursuant to section 80 of the Companies Act 1985, the directors be and they are hereby authorised generally and unconditionally to allot relevant securities (as defined in section 80 of the Companies Act 1985) up to an aggregate nominal amount of 25,870,800 pounds (Pound25,870,800) provided that this authority, unless renewed, shall expire on the date five years from the date on which this resolution is passed save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot the relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.



/s/ L. Russell Healy                    /s/ L. Russell Healy
------------------------------------    -------------------------------------
Huntsman ICI Chemicals LLC              Huntsman Texas Holdings LLC


Date: Dec. 28, 2000                     Date: Dec. 28, 2000

Number 249759

                      THE COMPANIES ACT 1985 (AS AMENDED)
                      -----------------------------------

                              WRITTEN RESOLUTIONS
                                      OF
                                 TIOXIDE GROUP

--------------------------------------------------------------------------------

By written resolutions of the above-named Company, the following resolutions were passed as ordinary resolutions on 29, August 2000:

RESOLUTIONS

1. That the authorised share capital of the Company be increased from (Pound)415,495,900 to 423,607,100 pounds ((Pound)423,607,100) by the creation of 8,111,200 additional Preference Shares of one pound (Pound1) each.

2. That, pursuant to section 80 of the Companies Act 1985, the directors be and they are hereby authorised generally and unconditionally to allot relevant securities (as defined in section 80 of the Companies Act 1985) up to an aggregate nominal amount of 8,111,200 pounds ((Pound)8,111,200) provided that this authority, unless renewed, shall expire on the date five years from the date on which this resolution is passed save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot the relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.


                          /s/ Company Secretary
                          ---------------------------
                          Company Secretary

                      THE COMPANIES ACT 1985 (AS AMENDED)
                      -----------------------------------

                              WRITTEN RESOLUTION
                              ------------------
                                      OF
                                      --
                                 TIOXIDE GROUP
                                 -------------

By written resolution of the above-named Company, the following resolutions were passed as ordinary resolutions on 25th February, 2000:-

RESOLUTIONS

1. That the authorised share capital of the Company be increased from (Pound)413,000,000 to 415,495,900 pounds ((Pound)415,495,900) by the creation of 2,495,900 additional Preference Shares of one pound ((Pound)1) each.

2. That, pursuant to Section 80 of the Companies Act 1985, the directors be and they are hereby authorised generally and unconditionally to allot relevant securities (as defined in Section 80 of the Companies Act 1985) up to an aggregate nominal amount of 2,495,900 pounds ((Pound)2,495,900) provided that this authority, unless renewed, shall expire on the date five years from the date on which this resolution is passed save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot the relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.


                             /s/ Company Secretary
                           -------------------------
                               Company Secretary

                            The Companies Act 1985

                              Written Resolution

                                      of

                                 TIOXIDE GROUP

By a written resolution of the above-named Company, the following resolutions were passed as ordinary resolutions on 20th December, 1999.

1. That the authorised share capital of the Company be increased from (Pound)373,000,000 to 413,000,000 pounds ((Pound)413,000,000) by the creation of 40,000,000 additional Preference Shares.

2. That, pursuant to section 80 of the Companies Act 1985, the directors be and they are hereby authorised generally and conditionally to allot relevant securities (as defined in section 80 of the Companies Act 1985) up to an aggregate nominal amount of 40,000,000 pounds (40,000,000) provided that this authority, unless renewed, shall expire on the date five years from the date on which this resolution is passed save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot the relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

                             /s/ Company Secretary
                          ---------------------------
                               Company Secretary

                                    ANNEX C

                                 TIOXIDE GROUP
                           Registered Number 249759
                                (the "Company")

                MINUTES OF A MEETING OF THE BOARD OF DIRECTORS
Held by telephone in accordance with Article 26(c) of the Articles of Association of the Company on 13th March 2001 at 10:00 am
                              ------               -------

         ------------------------------------------------------------

Present:      Duncan Emerson     (director)
        -------------------------

              Kevin Ninow        (director)
        -------------------------

In attendance: Mr. Michael Maughan, Company Secretary

         ------------------------------------------------------------

1.  Duncan Emerson  was elected as Chairman of the meeting. The Chairman noted
   ----------------
   that, each of the directors of the Company having received due notice of the meeting, a quorum was present, and the meeting proceeded to business.

2. Each of the directors disclosed his interests in the business of the meeting for the purposes of section 317 of the Companies Act 1985 and the Articles of Association of the Company.

3. The Chairman explained that the principal purpose of the meeting was to consider, and if thought fit, to approve the Company's participation in the following transaction:

     a. The Managers of Huntsman International LLC ("International") are
                                                     -------------
        proposing to raise capital through the issuance and sale of the International's (Pound)200,000,000 10 1/2% Senior Subordinated Notes due 2009 (the "Notes") in a private offering (with registration rights for
                   -----
        the Holders) (the "Offering") to non-U.S. persons in compliance with
                           --------
        Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers meeting the
         --------------
        criteria contained in Rule 144A under the Securities Act, and to a limited number of institutional "accredited investors", as defined in Rule 501 under the Securities Act, or other exemptions under the Securities Act, and to enter into a registration rights agreement to register notes substantially identical to the Notes under the Securities Act and to exchange the Notes for such registered Notes.

     b. The Notes will be issued pursuant to an indenture between the Company, the guarantors named therein and The Bank of New York, as trustee (the "Indenture").

     c. International in proposing to use the net proceeds from the Offering to fund the Company's planned purchase of the European surfactants business of Albright & Wilson, a subsidiary of Rhodia, S.A., to finance other acquisitions or to reduce borrowings under its senior secured credit facilities.

4.   After due and careful consideration, it was RESOLVED as follows.

     a. THAT it be advisable and in the best interests of the Company to grant and deliver an unsecured senior subordinated unconditional guarantee (the "Guarantee") of the obligations of International under the Notes
               ---------
         in accordance with the terms of the Indenture and the purchase agreement (the "Purchase Agreement"), to be entered into by and among
                         ------------------
         International, the Guarantors named therein (including the Company)
         and the initial purchasers name therein (the "Initial Purchasers");
                                                       ------------------
         that the form, terms and provisions of the Purchase Agreement, substantially in the form of the draft thereof dated February 26, 2001, and the transactions contemplated thereby, be, and they thereby are, approved and adopted in all respects; and that the directors are, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to finalize, execute and deliver the Purchase Agreement, substantially in the form of the draft thereof dated February 26, 2001, with such changes thereto as the director executing the same may deem necessary or desirable in connection therewith; and

     b. THAT any director be, and each of them individually hereby is, authorised, in the name and on behalf of the Company, to execute, grant and deliver, in connection with the Offering, pursuant to the terms as set forth in the Indenture to be entered into, the Guarantee pursuant to which the Company will unconditionally guarantee on a senior subordinated basis the obligations of its parent, international, under the Notes to the holders of the Notes, and to perform all of the agreements and obligations of the Company under such Guarantee and to consummate the transactions contemplated thereby, and that such directors be, and each of them individually hereby is, authorized to execute and deliver such other agreements and documents, and to take such other actions as the director executing the same may deem necessary or desirable in connection therewith; and

     c. THAT the form, terms and provisions of the Confidential Preliminary Offering Memorandum dated February 23, 2001, have been provided to the Directors of the Company (the "Preliminary Offering Memorandum")
                                            -------------------------------
         in connection with the Offering and the distribution thereof by the Initial Purchasers be, and they hereby are, ratified, approved and adopted in all respects; and that the directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to make, and to assist International in making, such additions to and changes in such Preliminary Offering Memorandum as are necessary, appropriate or desirable for the use thereof in connection with the Offering and to assist International in the preparation of a Confidential Final Offering Memorandum and such amendments and supplements thereto (collectively, the "Final Offering
                                                                --------------
         Memorandum"), in substantially the form of the Preliminary Offering
         ----------
         Memorandum, with such additions thereto or changes therein as such directors may deem necessary, appropriate or desirable for the use thereof in connection with the Offering, and that the Preliminary Offering Memorandum and such Final Offering Memorandum in the forms approved by any of the directors, and the use thereof in connection with the Offering be, and they hereby are, approved in all respects; and

     d. THAT the directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and deliver a registration rights agreement (the "Registration Rights Agreement") to be entered into by and among
          -----------------------------
         International, the Guarantors named therein (including the Company) and the Initial Purchasers, and that such Registration Rights Agreement, in such form and having such terms and conditions as any of the directors shall approve by the execution thereof, and the performance by the Company of its obligations thereunder be, and they hereby are, approved in all respects; and

     e. THAT the directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to register the Guarantee of the senior subordinated notes to be issued by the Company in an exchange offer (the "Exchange Offer") with
                                                   --------------
         substantially identical terms to the Notes (the "Exchange Notes")
                                                          --------------
         pursuant to a registration statement to be filed under the Securities Act, upon the terms and conditions as set forth in the Registration Rights Agreement; and

     f. THAT in connection with any Exchange Offer, the directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, (i) to prepare, execute and file or cause to be prepared, executed and filed all reports, schedules, statements, consents, documents and information, if any, required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, (ii) to prepare, execute and file or cause to be prepared, executed and filed all other reports, schedules, statements, consents, documents and information required to be prepared, executed and filed by the Company pursuant to federal or state law, as such director deems necessary or appropriate, and (iii) to take all such other actions as he or they, upon the advice of counsel, deem necessary or appropriate to comply with the applicable laws of any jurisdiction (domestic or foreign) and with any requirements of any court, governmental, regulatory or administrative agency or instrumentality; and

        g. THAT in connection with the registration of the Guarantee of the Exchange Notes or the filing of the shelf registration statement with respect to the release of the Notes and/or the Exchange Notes under the Securities Act, the directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement, or to assist International in the preparation of a registration statement and in filing it with the SEC, on an appropriate form under the Securities Act and such exhibits, amendments and supplements relating thereto including post-effective amendments (collectively, the "Exchange Offer Registration Statement"), in each case, including the prospectuses contained therein, and all other materials as such director deems necessary or appropriate in order to effect the registration of the Guarantee of the Notes and/or Exchange Notes under the Securities Act; and that the Exchange Offer Registration Statement or other materials, as prepared by such directors, any one of them noting alone, be, and hereby are, approved and adopted in all respects; and

        h. THAT, in connection with the Guarantee the Officers be and each of them individually hereby is, authorized, in the name and on behalf of the Company, to take any and all such actions as such Officer, upon the advice of counsel, deems necessary or appropriate to qualify or to assist the Company in the qualification of, the Indenture under the Trust Indenture Act of 1939, as amended; and

        i. THAT each of the directors who may be required to execute the Exchange Offer Registration Statement (whether on behalf of the Company or as an officer thereof or by arresting the seal of the Company or otherwise) be, and each of them individually hereby is, authorized to execute and deliver a power of attorney appointing one or more directors of the Company, and each of them, as their lawful attorneys and agents, to execute in such director's name, place and stand (in any capacity) the Exchange Offer Registration Statement and any and all amendments and supplements relating thereto, including post-effective amendments, and other instruments necessary or appropriate in connection therewith, to arrest the seal of the Company thereto, and to file the same with the SEC, granting to said attorneys and agents, and each of them, the full power of authority to do and perform in name and on behalf of each of said directors every act whatsoever which may be necessary or desirable as set forth in such Exchange Offer Registration Statement, and to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Company as they, in their sole discretion deem necessary or appropriate; and

        j. THAT any or all of the directors may be appointed as the Company's agent for service in connection with the the filing with the SEC of the Exchange Offer Registration Statement and any and all amendments and supplements there to with such powers conferred upon such agent by the Securities Act and the rules and regulations promulgated thereunder; and

        k. THAT the directors be, and each of the individually hereby is, authorized and directed, in the name and on behalf of the Company, to take any and all such actions as they deem necessary, appropriate or desirable to effect the registration or qualification (or exemption therefrom) of all or such part of the Guarantee of the Notes and the Exchange Notes, as such directors may deem appropriate for the issue, offer, sale or trade under the Blue Sky or securities laws of any of the states of the United States of America or foreign jurisdictions, including without limitation, to prepare, execute, deliver, file or cause to be published any applications, reports, concepts to services or process, issuer's covenants, appointments of attorneys to receive service of process and other documents and instruments which may be required under such laws, and to take any and all such further actions as they deem necessary or appropriate in order to maintain any registration or qualification for as long as they deem necessary or as required by law or by the Initial Purchasers of such securities; that the execution by any of such directors of any such documents or instrument or the doing by them of any act in connection with the foregoing shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents and instruments so executed and the actions so taken; and

        l. THAT if any state or foreign securities administrator shall require certain resolutions to be adopted by the directors to evidence the authority conferred upon any such state or foreign securities administration by these resolutions, any director of the Company be, and each of them individually hereby is, authorized to prepare and certify the appropriate form of resolutions, so required, and such resolutions shall thereupon be incorporated and adopted by reference, to the same extent as if presented to and adopted by the directors, and that the Secretary of any Assistant Secretary is directed to file a copy of any such resolutions with this consent; and

        m. THAT the Directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to prepare (or to assist in the preparation of), execute and deliver to the Trustee the Indenture (which shall include forms of the Notes, the Exchange Notes and Guarantees), having the terms described in the Final

           Offering Memorandum is substantially the form to be negotiated by those Directors, to be entered into by and among International, the Guarantors named therein (including the Company) and the Trustee, relating to the Notes, the Exchange Notes and the Guarantee thereof, and such Indenture, in such form and having such terms and conditions as any of the Directors shall approve by the execution thereof, and the performance by the Company of its obligations thereunder be, and they hereby are, approved in all respects; and

        n. THAT the Directors be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to agree and execute such amendments, waivers or consents under any agreements or documents, including, without limitation, those referred to herein, as such Director(s) may deem necessary or appropriate, which amendments, waivers or consents to such agreements or documents may provide for consent payments, fees or other amounts payable or other modifications or relief under such agreements or documents, the purpose of such amendments, waivers or consents being to facilitate consummation of the transactions contemplated by the foregoing resolutions or otherwise; in the forms negotiated by such Director or Directors; and

        o. THAT the Directors are severally authorized, empowered and directed, for and on behalf of the Company, to do, and to cause any and all of the Company's counsel and advisors to do any and all acts, deeds and things, and to sign, seal, execute, acknowledge, file and record and deliver any and all agreements, documents, instruments, notices, certificates or undertakings which may be or may become necessary, desirable or appropriate to effectuate the purposes of the foregoing resolutions, all as deemed appropriate by such Director in the futherance of the purposes and intents of the foregoing resolutions; and


        p. THAT the authority granted to the Directors under the foregoing resolutions shall be deemed to include, in the case of each such resolution, the authority to perform such further acts, deeds and things as may be necessary, convenient or appropriate, in the good faith judgment of such Director to carry out the transactions contemplated thereby and the purposes and intents of the foregoing resolutions, and all acts, deeds and things previously performed by them, counsel or other advisors, for the Company prior to the date of these resolutions that are within their authority and are hereby approved, ratified and confirmed in all respects as the authorized acts and deeds of the Company; and

        q. THAT the Directors be, and each of them hereby is, authorized and empowered in the name and on behalf of the Company to take, or cause to be taken, any and all such further actions, to execute and deliver or cause to be executed and delivered all such other deeds, documents, instruments and agreements, and to make such filings, in the name and on behalf of the Company, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgement determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by them of any such deed, document, instrument or agreement of the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval of the documents, instruments or agreements so executed, the expenses so paid, the filings so made and the actions so taken; and

    r. THAt all actions heretofore taken by any Director of the Company in connection with any matter referred or contemplated in any of the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

5. There being no further business, the Chairman declared the meeting closed.

                                        Signed: /s/ Mr. Michael Maughan
                                                --------------------------------
                                                             Mr. Michael Maughan
                                                               Company Secretary

                                    ANNEX D

                                   GUARANTEE
                                   ---------

        For value received, the undersigned hereby unconditionally guarantees, on a senior subordinated basis, as principal obligor and not only as a surety, to each Holder of a Note the cash payments in the currency in which such Note is denominated of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest on this Note, in the amounts and at the times when due and interest on the overdue principal, premiun, if any, and interest, if any,of this Note,if lawful and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Capitalized terms used buy not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 13, 2001, among HUNTSMAN INTERNATIONAL LLC as issuer (the "Company"), each of the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

        The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the indenture and reference is hereby made to the Indenture for the precise term of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

        THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

        This Guarantee is subject to release upon the terms set forth in the Indenture.

                IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date: May 1, 2001


                        GUARANTORS:

                        EUROFUELS LLC

                        By: /s/ Sean Douglas
                           -----------------------
                        Name: Sean Douglas
                        Title: Vice President

                        EUROSTAR INDUSTRIES LLC

                        By: /s/ Sean Douglas
                           -----------------------
                        Name: Sean Douglas
                        Title: Vice President

                        HUNTSMAN EA HOLDINGS LLC

                        By: /s/ Sean Douglas
                           -----------------------
                        Name: Sean Douglas
                        Title: Vice President

                        HUNTSMAN ETHYLONEAMINES LTD.

                        By: /s/ Sean Douglas
                           -----------------------
                        Name: Sean Douglas
                        Title: Vice President

                        HUNTSMAN INTERNATIONAL FINANCIAL LLC

                        By: /s/ J. Kimo Esplin
                           ---------------------------
                        Name: J. Kimo Esplin
                        Title: Executive Vice President and CFO

                        HUNTSMAN INTERNATIONAL FUELS, L.P.,
                        by its following General Partner: Eurofuels LLC

                        By: /s/ Sean Douglas
                           ---------------------------
                        Name: Sean Douglas
                        Title: Vice President

                        HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC

                        By: /s/ Sean Douglas
                           ---------------------------
                        Name: Sean Douglas
                        Title: Vice President

                        HUNTSMAN PROPYLENE OXIDE LTD.
                        by its following General Partner:
                        Huntsman Propylene Oxide Holdings LLC

                        By: /s/ Sean Douglas
                           ---------------------------
                        Name: Sean Douglas
                        Title: Vice President

                        HUNTSMAN TEXAS HOLDINGS LLC

                        By: /s/ Sean Douglas
                           ---------------------------
                        Name: Sean Douglas
                        Title: Vice President

                          TIOXIDE GROUP

                          By: /s/ J. Kimo Esplin
                             ----------------------
                             Name:  J. Kimo Esplin
                             Title: Director


Executed as a Deed by, for and                  TIOXIDE AMERICAS INC.
on behalf of in the presence of

/s/ Mykel Mason                                 By: /s/ Samuel D. Scruggs
----------------------------                       ---------------------------
Witness                                            Name:  Samuel D. Scruggs
                                                   Title: Assistant Secretary